As filed with the Securities and Exchange Commission on January 22, 2016

File No. 811-21824

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|

Amendment No. 19 [X]

MOUNT VERNON SECURITIES LENDING TRUST

(Exact Name of Registrant as Specified in Charter)

800 Nicollet Mall, Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

(612) 303-7987

(Registrant’s Telephone Number, Including Area Code)

Richard J. Ertel

Secretary

800 Nicollet Mall, BC-MN-H04N

Minneapolis, Minnesota 55402

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This Amendment No. 19 to the Registration Statement of Mount Vernon Securities Lending Trust (the “Registrant”) on Form N-1A (File No. 811-21824) (the “Registration Statement”) is being filed to amend certain information contained in the Registrant’s Amendment No. 16 under the Investment Company Act of 1940, as amended (the “1940 Act”), filed on April 30, 2015.

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the 1940 Act. However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document.

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Mount Vernon Securities Lending Prime Portfolio

a Series of

Mount Vernon Securities Lending Trust

To the extent not amended by this Amendment No. 19 to the Registrant’s Registration Statement on Form N-1A (File No. 811-21824), the Registrant hereby incorporates in its entirety both Part A and Part B of Amendment No. 16 to the Registrant’s Registration Statement on Form N-1A, filed on April 30, 2015, and hereby designates each such Part, as amended on June 1, 2015 (Amendment No. 17) and December 31, 2015 (Amendment No. 18) as constituting in its entirety Part A and Part B, respectively, of this Amendment No. 19.

The following paragraph is inserted under the section entitled “Description of the Trust and its Investments and Risks” on page 15 of Part B of the Registration Statement:

Money Market Fund Material Events

On January 22, 2016, U.S. Bancorp made a capital contribution to the Portfolio in the amount of $4.6 million. The contribution was made by U.S. Bancorp in order to offset the Portfolio’s historical capital losses. U.S. Bancorp is the indirect parent of USBAM.

The Portfolio was required to disclose additional information about this event on Form N-CR and to file this form with the U.S. Securities and Exchange Commission (the “SEC”). Any Form N-CR filing submitted by the Portfolio is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov.

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PART C

ITEM 28. EXHIBITS

(a)(1)	Amended and Restated Certificate of Trust dated October 14, 2005. (Incorporated by reference to Exhibit (a)(1) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(a)(2)	Agreement and Declaration of Trust dated October 17, 2005. (Incorporated by reference to Exhibit (a)(2) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(b)	By-Laws, as amended December 17, 2015.*

(c)	None.

(d)	Investment Advisory Agreement between Mount Vernon Securities Lending Trust and USBAM, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (d) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(e)	Not Applicable.

(f)	None.

(g)(1)	Custodian Agreement between Mount Vernon Securities Lending Trust and U.S. Bank National Association dated September 21, 2005. (Incorporated by reference to Exhibit (g) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(g)(2)	Amendment to Custody Agreement between Mount Vernon Securities Lending Trust and U.S. Bank National Association dated February 19, 2009. (Incorporated by reference to Exhibit (g)(2) to the registration statement on Form N-1A, filed April 30, 2009 (File No. 811-21824).)

(h)(1)	Administration Agreement between Mount Vernon Securities Lending Trust and USBAM, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (h) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(h)(2)	Sub-Administration Agreement between USBAM, Inc. and U.S. Bancorp Fund Services, LLC dated June 1, 2007. (Incorporated by reference to Exhibit (h)(2) to the registration statement on Form N-1A, filed January 15, 2008 (File No. 811-21824).)

(i)	Not Applicable.

(j)	Not Applicable.

(k)	Not Applicable.

(l)	None.

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(m)	None.

(n)	None.

(o)	Reserved.

(p)(1)	First American Funds Code of Ethics adopted under Rule 17j-1 of the Investment Company Act of 1940 and Section 406 of the Sarbanes-Oxley Act. (Incorporated by reference to Exhibit (p)(1) to the registration statement on Form N-1A, filed April 30, 2015 (File No. 811-21824).)

(p)(2)	U.S. Bancorp Asset Management, Inc. Code of Ethics adopted under Rule 17j-1 of the Investment Company Act of 1940.*

* Filed herewith.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees and the investment companies for which the Trustees collectively serve as Directors. It does not have any subsidiaries.

ITEM 30. INDEMNIFICATION

Except as set forth in Section 5.2 of the Declaration of Trust, the Trust shall indemnify any person described in Section 5.2 of the Certificate of Trust (“indemnitee”), for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct, as described in Section 5.2 of the Certificate of Trust, by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons”, as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act nor parties to the covered proceeding.

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Nothing contained in the Declaration of Trust shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

See “Management of the Trust” in Part B. Information as to the trustees and officers of USBAM is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITERS

Not Applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:

U.S. Bancorp Asset Management, Inc. (Investment Advisor, Administrator, and Transfer Agent)

800 Nicollet Mall, Minneapolis, Minnesota 55402

U.S. Bank National Association (Custodian)

1555 N. Rivercenter Drive, Suite 302, MK-WI-S302, Milwaukee, Wisconsin 53212

ITEM 34. MANAGEMENT SERVICES

None.

ITEM 35. UNDERTAKINGS

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Mount Vernon Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Minneapolis and State of Minnesota on the 22nd day of January, 2016.

MOUNT VERNON SECURITIES LENDING TRUST

By:	/s/ Eric J. Thole
Eric J. Thole
President

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Index to Exhibits

Exhibit Number	Name of Exhibit
(b)	Amended By-Laws
(p)(2)	USBAM Code of Ethics

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